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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of ION Networks, Inc. and subsidiaries on Form S-8 of our report dated June 21, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB/A of ION Networks, Inc. and subsidiaries for the year ended March 31, 2002.

/s/ Deloitte and Touche LLP

Parsippany, New Jersey
December 30, 2002

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT